Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rick Svetkoff, the President, Chief Executive Officer and Executive Chairman of Starfighters Space, Inc., and David Whitney, the Chief Financial Officer of Starfighters Space, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Starfighters Space, Inc. for the quarterly period ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Starfighters Space, Inc.

Date:  January 26, 2026

/s/ Rick Svetkoff

Rick Svetkoff, President, Chief Executive Officer and Executive Chairman

(Principal Executive Officer)

/s/ David Whitney

David Whitney, Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Starfighters Space, Inc. and will be retained by Starfighters Space, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.